Exhibit 3(i)


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                               ESCALA GROUP, INC.

                                      INTO



                           GREG MANNING AUCTIONS, INC.


      It is hereby certified that:

1. Greg Manning Auctions, Inc. (the "Company") is a business corporation of the State of Delaware.

2. The Company is the owner of all of the outstanding shares of common stock of Escala Group, Inc., which is also a business corporation of the State of Delaware.

3. Escala Group, Inc. is hereby merged into the Company (the "Merger"), with the Company being the surviving corporation, pursuant to the following resolutions of the Board of Directors of the Company, duly adopted on September 27, 2005:

                  RESOLVED, that Escala Group, Inc. be merged into the Company with the Company continuing as the surviving corporation, and that all of the estate, property, rights, privileges, powers and franchises of Escala Group, Inc. be vested in and held and enjoyed by the Company as fully and entirely and without change or diminution as the same were before held and enjoyed by Escala Group, Inc. in its name; and be it further

                  RESOLVED, that upon the effective time of the Merger, each share of Escala Group, Inc. owned by the Company immediately prior to the Merger, shall, upon consummation of the Merger, be cancelled; and be it further

                  RESOLVED, that the Company shall assume all of the obligations of Escala Group, Inc.; and be it further

                  RESOLVED,   that  the  Company   shall   change  its
                  corporate name to Escala Group, Inc.; and be it further

                  RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions and the time when the Merger therein provided for shall become effective shall be September 28, 2005; and it be further

                  RESOLVED, that pursuant to and at the effective time of the Merger, the Amended Certificate of Incorporation of the Company shall be amended by deleting Section 1 and inserting in lieu thereof a new Section 1 to read as follows:

                  "1. Name. The name of the corporation is Escala Group, Inc."; and it be further

                  RESOLVED, that the Company shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction; and it be further

                  RESOLVED, that the proper officers of the Company are and each of them hereby is, authorized and directed to take such further actions and to execute and file such other documents, certificates and instruments and to pay all such expenses as any such officer may deem necessary or desirable to carry out the intent of the foregoing resolutions, the taking of any such actions, the execution and filing of any such documents, certificates and instruments, and the payment of any such expenses to be conclusive evidence of such approval.

      4. The proposed Merger herein certified has been adopted, approved, certified, executed, and acknowledged by the Company in accordance with the laws of the State of Delaware.

      5. The resolutions adopted by the Board of Directors of the Company provide that the Merger herein certified shall be effective as of September 28, 2005.

      6. The corporate name of the Company shall be changed in the Merger to be "Escala Group, Inc.".

      7. The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be amended by deleting Section 1 and inserting in lieu thereof a new Section 1 to read "1. Name. The name of the corporation is Escala Group, Inc. (the "Corporation")", and, as so amended, shall be the certificate of incorporation of the surviving corporation.

                            [Signature page follows]

Executed on September 27, 2005



                                    GREG MANNING AUCTIONS, INC.


                                    By: /S/ Larry Crawford
                                       ----------------------------------
                                       Name: Larry Crawford
                                       Title:  Chief Financial Officer